Exhibit 10.1

Jefferson Pilot Financial Insurance Company 8801 Indian Hills Drive, Omaha NE 68114-406 (402)361-7300 A Stock Company

CERTIFIES THAT the person shown below has been named by the Participating Employer as eligible for coverage and is insured under Group Policy No. 05-000199 issued to US Bank, as Trustee of Jefferson Pilot Financial Insurance Company’s Medical Expense Reimbursement Insurance Trust (the Group Policyholder).

THIS IS NOT A MEDICARE SUPPLEMENT CERTIFICATE. If you are eligible for Medicare, review the Guide to Health Insurance for people with Medicare available from the Company.

You are entitled to the benefits described in this Certificate only if you are eligible, become and remain insured under the provisions of the Policy. This Certificate replaces any prior certificate issued for the benefits described inside. As a Certificate of insurance, this does not constitute a contract of insurance. It is a summary of the provisions of the Policy and is subject to the terms of the Policy.

Chief Executive Officer

GROUP ACCIDENT AND HEALTH CARE EXPENSE REIMBURSEMENT INSURANCE

CERTIFICATE

GL92 04 FP

TABLE OF CONTENTS

THE DEFINITIONS AND EXCLUSIONS ARE IMPORTANT PARTS OF THE POLICY.

PLEASE READ THOSE PAGES CAREFULLY

Page
Definitions	3-5
General Provisions	6 -7
Participating Employers	8
Policy Termination	9
Insured Employees and Dependents	10-11
COBRA Coverage Continuation	12-14
Health Care Expense Reimbursement Insurance	15
Exclusions and Limitations	16-17
Accidental Death and Dismemberment Insurance	18-19
Claims Procedures	20 -23
Beneficiary	24
Facility of Payment	24

SCHEDULE OF BENEFITS

MAXIMUM HEALTH CARE BENEFIT— per calendar year for Insured Employee and all Dependents combined	$100,000
PER OCCURRENCE LIMIT — per calendar year for any one Occurrence for each Insured Employee or Dependent (Occurrence is defined in the DEFINITIONS.)	$10,000
ACCIDENTAL DEATH AND DISMEMBERMENT BENEFIT Principal Sum for AD&D — For Insured Employee Only*	$100,000

*

The Principal Sum for AD&D reduces 70% when the Insured Employee reaches age 70 and terminates at age 80; except that if an Insured Employee is covered as a retired employee, surviving spouse or member of the Participating Employer’s board of directors; then that person’s Accidental Death and Dismemberment Insurance will end on his or her 65th birthday.

GL92 04 SB

DEFINITIONS

BASE MEDICAL PLAN means the Participating Employer’s major medical plan, which is not a part of the plan provided by the Policy. The Base Medical Plan may be an insured, self-insured or service plan; but it must provide at least the following hospital and medical benefits:

(1)	$250,000 lifetime maximum per person; subject to:

(a)	an annual deductible not to exceed $1,000 per person; and

(b)	copayments not to exceed 20% of the first $10,000 of covered expenses beyond deductible incurred by each person each plan year;

If a PPO (preferred provider organization) option is included, copayments may not exceed 20% of that amount for covered expenses incurred within the PPO network, or 40% of that amount for covered expenses incurred outside the PPO network;

(2)	coverage of the full cost of semi-private hospital room and board, intensive care and extended care;

(3)	coverage of the usual, customary and reasonable charges for professional services and supplies, including (but not limited to):

(a)	physician’s or surgeon’s services, nursing care and physiotherapy;

(b)	prescription drugs and medicines; and

(c)	x-ray, laboratory and ambulance services; and

(4)	any other coverage required by federal law and by the state laws, which apply where the Participating Employer’s Certificates are delivered.

For Insured Employees and Dependents who are eligible for Medicare, the Base Medical Plan may also consist of coverage under Medicare Parts A, B and D, which meets the minimum state requirements for such plans.

Unless requested otherwise on the Employer’s Participation Agreement, the Base Medical Plan:

(1)	must remain in effect throughout the period the Participating Employer’s Policy coverage is in effect; and

(2)	must cover each Insured Employee and Dependent throughout his or her period of Policy coverage.

If a claimant is not covered by a Base Medical Plan when Covered Medical Expenses are incurred, Policy coverage will remain in effect; but benefits will be determined as if he or she was covered for the minimum benefits shown above.

COMPANY means Jefferson Pilot Financial Insurance Company, a Nebraska corporation, whose Home Office address is 8801 Indian Hills Drive, Omaha, Nebraska 68114-4066.

COVERED HEALTH CARE EXPENSE(S). Covered Health Care Expense(s) means reasonable expenses for necessary health care, in excess of the Policy’s Deductible, which are:

(1)	defined as medical care expenses under Section 213 of the U.S. Internal Revenue Code of 1986, as amended (unless specifically excluded by the Policy);

(2)	incurred for the Insured Employee’s or Dependent’s health care during the Plan Year.

Covered Health Care Expenses must be reported to the Company in accord with Policy provisions. Covered Health Care Expense reimbursement claims will not be approved and payable until the Supplemental Premium associated with the claim is paid.

DEDUCTIBLE means any benefits payable to or on behalf of the Insured Employee or Dependent for Covered Health Care Expenses under:

(1)	a Base Medical Plan;

(2)	any other insured or self-insured group medical, dental, vision, prescription drug or other health plan, including individual policies sponsored by an employer; or

(3)	worker’s compensation, Medicare, a state risk pool or other government program.

GL92 04 DF	3

DEFINITIONS

(continued)

DEPENDENT means a person who:

(1)	is covered as a dependent under the Base Medical Plan; unless requested otherwise on die employer’s Participation Agreement and approved by the Company; and

(2)	is the Insured Employee’s:

(a)	lawful spouse;

(b)	unmarried child, who meets the definition of a dependent of the Insured Employee under the provisions of the U.S. Internal Revenue code; or

(c)	domestic partner.

As used above, the term “child” means the Insured Employee’s:

(1)	natural born child;

(2)	legally adopted child; or a child the Insured Employee intends to adopt:

(a)	from the date of placement in his or her home for an agency adoption; or

(b)	from any later date the adoption petition is filed for a private adoption; or

(3)	step child or foster child, who resides in the Insured Employee’s household and is chiefly dependent upon him or her for support.

In addition, the term “Dependent” includes any child whose medical care is the Insured Employee’s responsibility, pursuant to a divorce decree or other court order.

As used above, the term “domestic partner” means the Insured Employee’s partner, of the [same or opposite] sex, who have provided satisfactory proof to the Company that they are in a committed, exclusive relationship with each other and are jointly responsible for each other’s welfare and financial obligations.

The Insured Employee and his or her partner:

(1)	must be age 18 or older; mentally competent; not legally married to someone else; or not related to the other by blood, to a degree that would bar legal marriage; and

(2)	have not been in another domestic partnership relationship within the prior 12 months.

The Insured Employee should seek counseling concerning the tax and legal effects of enrolling for Domestic Partner Coverage.

A domestic partnership may end due to a partner’s death, change in residency or financial arrangements or for other reasons. When the domestic partnership ends for any reason, the Insured Employee:

(1)	must give the Participating Employer written notice within 30 days after the partnership ends; and

(2)	may not enroll a new domestic partner for 12 months following that notice.

GROUP POLICYHOLDER means the person, partnership, corporation, or trust, which is shown on the Face Page of the Policy.

INSURANCE MONTH means that period of time which:

(1)	begins on the first day of the calendar month at 12:01 A.M., standard time, at the Participating Employer’s main place of business; and

(2)	ends on the last day of the same month at 12:00 midnight at the same place.

INSURED EMPLOYEE means an employee of the Participating Employer:

(1)	who is regularly scheduled to work at least 25 hours per week;

(2)	who has been named by the Participating Employer as eligible for Policy coverage;

(3)	who has completed an enrollment form provided by the Company;

(4)	for whom premiums for Policy coverage have been paid; and

(5)	who is covered under a Base Medical Plan; unless requested otherwise on the employer’s Participation Agreement and approved in advance by the Company.

GL92 04 DF	4

DEFINITIONS

(continued)

If requested on the employer’s Participation Agreement and approved in advance by the Company, the term “Insured Employee” may also include:

(1)	a Participating Employer’s retired employee;

(2)	an Insured Employee’s surviving spouse who is not remarried; or

(3)	a member of a Participating Employer’s board of directors.

OCCURRENCE means expenses incurred in a calendar year, which result from:

(1)	the same or related diagnosis, condition, illness or injury. Treatment of all injuries sustained by any one Insured Employee or Dependent, as a result of the same accident, will be considered one Occurrence.

(2)	the same or related surgical procedures. Two or more surgical procedures will be considered one Occurrence if performed bilaterally, on two or more phalanges, or in the same orifice or operative field; unless the procedures are performed during separate operative sessions and are due to unrelated conditions.

(3)	the same period of confinement in a hospital, skilled nursing care facility or other health care facility. Two or more confinements will be considered parts of the same period of confinement, whether they are in the same or different health care facilities; unless they are separated by at least 30 consecutive days without confinement;

(4)	the same course of dental treatment. A course of dental treatment is a series of dental, periodontal or orthodontic services prescribed by a dentist to correct a specific dental condition. Each series of such dental, periodontal, or orthodontic services will be considered one Occurrence; regardless of the number of teeth, quadrants, procedures, prosthodontics, sessions or adjustments involved.

PARTICIPATING EMPLOYER means an employer who has been accepted and approved by the Company for participation in the plan of coverage provided by the Policy.

PLAN YEAR means:

(1)	that time remaining in the first calendar year on and following the date on which the Participating Employer’s coverage first took effect; and

(2)	each subsequent calendar year.

A Plan Year will terminate on the date the Policy terminates or the date the employer is no longer a Participating Employer.

PHYSICIAN means a licensed physician, surgeon or other practitioner who:

(1)	must be recognized as a physician for insurance purposes under the state laws which apply where the Participating Employer’s certificates are delivered; and

(2)	is acting within the scope of his or her license.

The term “Physician” does not include:

(1)	the Insured Employee;

(2)	the Insured Employee’s spouse, parent, child or sibling; or

(3)	anyone related to the Insured Employee’s spouse by the same degree.

POLICY means this Group Accident and Health Care Expense Reimbursement Insurance Policy issued by the Company to the Group Policyholder.

SUPPLEMENTAL PREMIUM means an amount equal to a percentage of the total Covered Health Care Expense as shown in the Premium Rate Schedule. Covered Health Care Expense reimbursement claims will not be approved and payable until premium, including the Supplemental Premium associated with the claim, is paid.

GL92 04 DF	5

GENERAL PROVISIONS

ENTIRE CONTRACT. The entire contract between the parties shall consist of:

(1)	the Policy and any amendments to it;

(2)	the Group Policyholder’s application (a copy of which is attached);

(3)	any Participating Employers’ applications or Participation Agreements;

(4)	any Insured Employees’ enrollment forms; and

(5)	the Certificate and any amendments to it.

In the absence of fraud, all statements made by the Group Policyholder, by the Participating Employers, and by Insured Employees or Dependents are representations and not warranties. No statement made by an Insured Employee or Dependent will be used to contest the coverage provided by the Policy; unless:

(1)	it is contained in a written statement signed by that Insured Employee or Dependent; and

(2)	a copy of the statement has been furnished to that Insured Employee, Dependent or his or her beneficiary.

AUTHORITY TO MAKE OR AMEND CONTRACT. Only a Company Officer has the authority to:

(1)	determine the insurability of a group or any individual within a group;

(2)	make a contract in the Company’s name;

(3)	amend or waive any provision of the Policy; or

(4)	extend the time for payment of any premium.

No change in the Policy will be valid, unless it is made in writing and signed by such a Company Officer.

INCONTESTABILITY. Except for the non-payment of premiums or fraud, the Company may not contest the validity of the Policy as to any Insured Employee or Dependent, after coverage has been in force for that person for two years during his or her lifetime.

This clause does not preclude, at any time, the assertion of defenses based upon:

(1)	the Policy’s eligibility requirements, exclusions and limitations; and

(2)	other Policy provisions unrelated to the validity of coverage.

INFORMATION TO BE FURNISHED. The Group Policyholder and any Participating Employers may be required to furnish information needed to administer the Policy, including:

(1)	information about persons:

(a)	who become eligible for insurance;

(b)	whose amounts of coverage change; or

(c)	whose eligibility or coverage ends;

(2)	other facts that may be needed to manage a claim; and

(3)	any other information that the Company may reasonably require.

The Company may inspect the Group Policyholder’s or any Participating Employer’s records that relate to the Policy, at any reasonable time.

Clerical error by the Group Policyholder or a Participating Employer:

(1)	will not void or terminate insurance that otherwise would be in effect;

(2)	will not result in insurance coverage that otherwise would not be in effect; and

(3)	will not continue insurance which otherwise would be terminated.

Once an error is discovered, fair adjustment in premium will be made. If a premium adjustment involves the return of unearned premium, the amount of the return will be limited to the 12 month period that precedes the date the Company receives proof such an adjustment should be made.

MISSTATEMENT OF AGE. If an Insured Employee’s or Dependent’s age has been misstated, any benefits shall be in the amount the paid premium would have purchased at the correct age.

GL92 04 GP	6

GENERAL PROVISIONS

(continued)

ACTS OF THE POLICYHOLDER OR PARTICIPATING EMPLOYERS. In administering the Policy, the Group Policyholder or Participating Employers must allow the Company, without inquiry, to rely on their acts.

GROUP POLICYHOLDER AND PARTICIPATING EMPLOYER’S AGENCY. For all purposes of the Policy, the Group Policyholder or Participating Employer acts on its own behalf or as an agent of the Insured Employee. Under no circumstances will the Group Policyholder or Participating Employer be deemed the agent of the Company.

CERTIFICATES. The Participating Employer will be furnished individual certificates for delivery to each Insured Employee. These certificates summarize the benefits provided by the Policy. If there is a conflict between the Policy and the certificates, the Policy will control.

NON-PARTICIPATION. The Policy does not participate in the Company’s profits or surplus.

ASSIGNMENT. The rights and benefits provided under the Policy may not be assigned.

CONFORMITY WITH STATE STATUTES. If, on its effective date, any provision of the Policy conflicts with any applicable law, the provision will be deemed to conform to the minimum requirements of the law.

CURRENCY. In administering the Policy all premium and benefit amounts must be paid in U.S. dollars.

WORKER’S COMPENSATION. The Policy does not replace or provide benefits required by:

(1)	Worker’s Compensation laws;

(2)	any state disability insurance plan laws.

GL92 04 GP	7

PARTICIPATING EMPLOYERS

A Participating Employer has no rights under the Policy; except as provided in this Section. The Participating Employer will be liable for all accrued premiums payable for any of its employees and their Dependents who are insured under the Policy.

PARTICIPATING EMPLOYER’S EFFECTIVE DATE. The Participating Employer’s Effective Date of participation under the Policy will be the later of:

(1)	the date the Policy is issued;

(2)	the first day of the Insurance Month after the Company approves the employer’s Participation Agreement; or

(3)	any other date agreed upon by the Company and the Participating Employer.

PARTICIPATING EMPLOYER TERMINATION. The Company may terminate a Participating Employer’s participation under the Policy on the due date of any premium. The Company must give the Participating Employer at least 31 days’ advance written notice of its intent to do so.

A Participating Employer’s participation under the Policy ends on the earliest of the following dates:

(1)	the date the Participating Employer suspends active business operations; is placed in bankruptcy or receivership; dissolves, merges or otherwise alters its existence;

(2)	the date the Participating Employer, without good cause, fails to:

(a)	promptly furnish any information the Company may reasonably require; or

(b)	perform its duties relating to the Policy in good faith;

(3)	the date the Company terminates the coverage under the Policy for all other Participating Employers in the same state; or

(4)	the date the Participating Employer is excluded from coverage by amendment or termination of the Policy;

(5)	the date the Company receives the Participating Employer’s written request to cease participation; or

(6)	the last day of the Insurance Month for which premium is paid.

On the day participation ends, Policy coverage will terminate for all of the Participating Employer’s Insured Employees and their Dependents. After participation ends, the employer may not become a Participating Employer again; until the Company re-approves it as such.

The Participating Employer remains responsible for the payment of premiums to the date of termination with respect to any of its Insured Employees or Dependents covered by the Policy.

GL92 04 PE	8

POLICY TERMINATION

POLICY TERMINATION BY THE COMPANY. To terminate the Policy, the Company must give the Group Policyholder and Participating Employers at least 31 days’ advance written notice of its intent to do so. The Company may terminate the Policy coverage on the due date of any premium, if:

(1)	there are fewer than 100 Insured Employees covered under the Policy;

(2)	there is a change in state or federal law affecting the terms of the Policy; or

(3)	the Company terminates the coverage under the Policy for all Participating Employers.

EFFECT OF POLICY TERMINATION. On the date the Policy ends, Policy coverage will terminate for all Insured Employees and their Dependents.

The Participating Employer remains responsible for the payment of premiums to the date of termination with respect to any of its Insured Employees or their Dependents who are covered by the Policy.

The Company will not be liable for accidental death or dismemberment benefits for losses incurred after termination or Health Care Expense Reimbursement Insurance benefit payments for expenses incurred after termination.

NOTICE TO INSURED EMPLOYEE. The employer shall forward the notice of cancellation, nonrenewal or expiration of the Policy to each Insured Employee, as soon as reasonably possible.

GL92 04 PT	9

INSURED EMPLOYEES AND DEPENDENTS

ELIGIBILITY AND EFFECTIVE DATES. Only an Insured Employee and his or her Dependents may be eligible for Policy coverage.

An Insured Employee becomes eligible for Policy coverage on the later of:

(1)	the date his or her employer becomes a Participating Employer; or

(2)	the first day of the Insurance Month following the date the employee first meets the definition of Insured Employee shown in the DEFINITIONS; and

(3)	the date the Quarterly Premium is paid by the Participating Employer on the Insured Employee’s behalf.

An Insured Employee’s coverage takes effect on the date he or she becomes eligible. A Dependent’s coverage takes effect on the later of:

(1)	the date the Insured Employee’s coverage takes effect; or

(2)	the date he or she first meets the definition of an eligible Dependent shown in the DEFINITIONS.

INDIVIDUAL TERMINATION. An Insured Employee’s coverage will end on the earliest of:

(1)	the date the Policy terminates;

(2)	the date his or her employer is no longer a Participating Employer;

(3)	the last day of the Insurance Month in which the Insured Employee requests to cancel the insurance;

(4)	the last day of the Insurance Month for which the last premium is paid for the insurance;

(5)	the date he or she is no longer an eligible Insured Employee as defined in the DEFINITIONS;

(6)	the date the Insured Employee enters the Armed Forces of any state or country on active duty; except for duty of 30 days or less for training in the Reserves or National Guard. (The Company will refund any unearned premium upon receipt of proof of military service); or

(7)	the date the Insured Employee’s employment with the Participating Employer ends; except when:

(a)	the Insured Employee is entitled to a Continuation provided below;

(b)	the Participating Employer has elected to cover the Insured Employee as a retired employee, surviving spouse or member of its board of directors; or

(c)	otherwise approved in advance by the Company.

In addition to the above, the Principal Sum for an Insured Employee’s Accidental Death and Dismemberment insurance reduces 70% when an Insured Employee reaches age 70 and terminates at age 80; except that if an Insured Employee is covered as a retired employee, surviving spouse or member of the Participating Employer’s board of directors; then that person’s Accidental Death and Dismemberment Insurance will end on his or her 65th birthday.

A Dependent’s coverage will end on the earliest of:

(1)	the date the Insured Employee’s insurance ends;

(2)	the date he or she is no longer an eligible Dependent as defined in the DEFINITIONS; or

(3)	the date the Dependent enters the Armed Forces of any state or country on active duty; except for duty of 30 days or less for training in the Reserves or National Guard. (The Company will refund any unearned premium upon receipt of proof of military service.)

GL92 04 EE	10

INSURED EMPLOYEES AND DEPENDENTS

(continued)

CONTINUATION. Ceasing active work results in termination of eligibility; but coverage may be continued as follows.

(1)	If the Insured Employee is continuously disabled due to illness or injury; then insurance may be continued for three Insurance Months following the month in which the disability began.

(2)	If the Insured Employee is on a temporary layoff or an approved leave of absence; then insurance may be continued for three Insurance Months following the month in which the layoff or approved leave of absence began.

(3)	If the Insured Employee goes on leave for military service of more than 30 days, coverage may be continued for up to 24 Insurance Months.

(4)	If the Insured Employee or Dependent is entitled to continue coverage in accord with any federal or state law, which applies where the Participating Employer’s certificates are delivered; then insurance may be continued for the period required by law.

Throughout any period of continued coverage, the employer must remain a Participating Employer; and premium payments must be made by the Participating Employer on the person’s behalf.

INDIVIDUAL REINSTATEMENT. An Insured Employee who returns to work within 12 months after insurance ends will again be eligible for Policy coverage on the date of return to active work; provided:

(1)	the employer remains a Participating Employer;

(2)	the employee meets the definition of an Insured Employee; and

(3)	premium payments are resumed on his or her behalf.

GL92 04 EE	11

COBRA COVERAGE CONTINUATION

(APPLIES TO COVERED HEALTH CARE EXPENSES ONLY)

The following provisions comply with the federal Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) as amended. These provisions apply when coverage is provided by a private employer with 20 or more employees (as defined by COBRA). Any further changes made to the COBRA continuation requirements will automatically apply to these continuation provisions.

RIGHT TO CONTINUE. Insurance for Covered Health Care Expenses may be continued in accord with the following provisions when:

(1)	the Insured Employee or Dependent becomes ineligible for Policy coverage due to a Qualifying Event shown below; and

(2)	the Policy remains in force.

Accidental Death and Dismemberment Insurance may not be continued.

“Qualifying Event,” as it applies to an Insured Employee, means the Insured Employee’s termination of employment, hours reduction or retirement, if it would otherwise result in a Qualified COBRA Beneficiary’s loss of Policy coverage.

“Qualifying Event,” as it applies to a covered Dependent, means one of the following events, if it would otherwise result in a Qualified COBRA Beneficiary’s loss of Policy coverage:

(1)	the Insured Employee’s termination of employment, retirement or hours reduction;

(2)	the Insured Employee’s death, divorce or legal separation;

(3)	the Insured Employee’s becoming entitled to Medicare benefits; or

(4)	a child’s ceasing to be an eligible covered Dependent, under the terms of the Policy.

“Qualified Beneficiary” means the Insured Employee and any covered Dependent who is entitled to continue insurance under the Policy, from the date of the Insured Employee’s first Qualifying Event. It also includes the Insured Employee’s natural child, legally adopted child or child placed for the purpose of adoption; when the new child:

(1)	is acquired during the Insured Employee’s 18- or 29-month continuation period; and

(2)	is enrolled for insurance in accord with the terms of the Policy.

But it does not include the Insured Employee’s new spouse, stepchild or foster child acquired during that continuation period; whether or not the new Dependent is enrolled for Policy coverage.

CONTINUATION PERIODS. The maximum period of continued coverage for each Qualifying Event shall be as follows.

Termination of Employment. When eligibility ends due to the Insured Employee’s termination of employment; then coverage for the Insured Employee and any covered Dependents may be continued for up to 18 months, from the date employment ended. Termination of employment includes a reduction in hours or retirement. Exceptions:

(1)	Misconduct. If the Insured Employee’s termination of employment is for gross misconduct, coverage may not be continued for the Insured Employee or any covered Dependents.

(2)	Disability. “Disability” or “Disabled” as used in this section, shall be as defined by Title II or XVI of the Social Security Act and determined by the Social Security Administration.

If the Insured Employee:

(a) becomes disabled by the 60th day after his or her employment ends; and

(b) is covered for Social Security Disability Income benefits; then coverage for the Insured Employee and any covered Dependents may be continued for up to 29 months, from the date the Insured Employee’s employment ended.

GL92 04 COBRA	12

COBRA COVERAGE CONTINUATION

(APPLIES TO COVERED HEALTH CARE EXPENSES ONLY)

(continued)

If the Insured Employee’s Dependent:

(a)	becomes disabled by the 60th day after the Insured Employee’s employment ends; and

(b)	is covered for Social Security Disability Income benefits;

then coverage for that covered Dependent may be continued for up to 29 months, from the date the Insured Employee’s employment ended.

The Insured Employee must send the Company a copy of the Social Security Administration’s notice of disability status:

(a)	within 60 days after they find that the Insured Employee or Dependent is disabled, and before the 18-month continuation period expires; and again

(b)	within 30 days after they find that he or she is no longer disabled.

(3)	Subsequent Qualifying Event. If the Insured Employee’s Dependent:

(a)	is a Qualified Beneficiary; and

(b)	has a subsequent Qualifying Event during the 18- or 29-month continuation period;

then coverage for that covered Dependent may be continued for up to 36 months, from the date the Insured Employee’s employment ended.

Loss of Dependent Eligibility. If a covered Dependent’s eligibility ends, due to a Qualifying Event other than the Insured Employee’s termination of employment; then that Dependent’s coverage may be continued for up to 36 months, from the date of the event. Such events may include:

(1)	the Insured Employee’s death, divorce, legal separation, or Medicare entitlement; and

(2)	a child’s reaching the age limit, getting married or ceasing to be a full-time student.

One or more subsequent Qualifying Events may occur during the covered Dependent’s 36-month period of continued coverage; but coverage may not be continued beyond 36 months, from the date of the first Qualifying Event.

Medicare Entitlement. If the Insured Employee’s eligibility under the Policy ends due to a Qualifying Event and he or she becomes entitled to Medicare after electing COBRA continuation coverage, then coverage may not be continued for the Insured Employee. Coverage may be continued for any covered Dependents for up to 36 months from date of the first Qualifying Event.

If the Insured Employee’s eligibility under the Policy continues beyond Medicare entitlement, but later ends due to a Qualifying Event; then any covered Dependents may continue coverage for up to:

(1)	36 months from the Insured Employee’s Medicare entitlement date; or

(2)	18 months from the date of the first Qualifying Event (whichever is later).

Coverage may not be continued beyond 36 months, from the date of the first Qualifying Event.

NOTICE REQUIREMENTS. The Participating Employer is required by law to notify the Company within 30 days after the following Qualifying Events:

(1)	the Insured Employee’s termination of employment, hours reduction or retirement; and

(2)	the Insured Employee’s death or becoming entitled to Medicare benefits.

The Insured Employee or other Qualified Beneficiary:

(1)	must notify the Participating Employer within 60 days after the later of:

(a)	the date of a divorce; a legal separation; or a child’s ceasing to be an eligible Dependent, as defined by the Policy; or

(b)	the date the coverage would end as a result of one of these events; and

(2)	must notify the Company within 60 days of the Social Security Administration’s finding that an Insured Employee or covered Dependent was disabled within 60 days after the Insured Employee’s termination of employment.

GL92 04 COBRA	13

COBRA COVERAGE CONTINUATION

(APPLIES TO COVERED HEALTH CARE EXPENSES ONLY)

(continued)

ELECTION. To continue insurance, the Insured Employee or covered Dependent must notify the Participating Employer of such election within 60 days from the latest of:

(1)	the date of the Qualifying Event;

(2)	the date coverage would otherwise end due to the Qualifying Event; or

(3)	the date the Participating Employer sends notice of the right to continue.

Payment for the cost of the insurance for the period prior to the election must be made to the Participating Employer, within 45 days after the date of such election. Subsequent payments are to be made to the Participating Employer, in the manner described by the Participating Employer. The Participating Employer will remit all payments to the Company.

TERMINATION. Continued coverage will end at the earliest of the following dates:

(1)	the end of the maximum period of continued coverage shown above;

(2)	the date the Policy or the Employer’s participation under the Policy terminates;

(3)	the last day of the period of coverage for which premium has been paid, if any premium is not paid when due;

(4)	the date on which:

(a)	the Insured Employee or Dependent again becomes covered under the Policy;

(b)	the Insured Employee becomes entitled (covered) for benefits under Medicare; or

(c)	the Insured Employee or Dependent becomes covered under any other group medical plan, as an employee or otherwise.

OTHER CONTINUATION PROVISIONS. If any other continuation privilege is available to the Insured Employee or Dependent under the Policy, it will apply as follows.

(1)	FMLA. If an Insured Employee continues coverage during leave subject to the Family and Medical Leave Act (FMLA); then COBRA continuation may be elected from the day after the FMLA continuation period ends.

(2)	Other: If an Insured Employee or Dependent continues coverage under any other continuation privilege under the Policy; then that continuation period will run concurrently with any COBRA continuation period provided above.

Another continuation privilege may provide a shorter continuation period, for which the Participating Employer pays all or part of the premium. In that event, the Insured Employee’s or Dependent’s share of the premium may increase for the rest of the COBRA continuation period provided above.

GL92 04 COBRA	14

HEALTH CARE EXPENSE REIMBURSEMENT INSURANCE

BENEFITS. If an Insured Employee or Dependent incurs Covered Health Care Expenses, during the Participating Employer’s Plan Year; then the Company will pay benefits under the terms of the Policy equal to the amount of Covered Health Care Expenses incurred in excess of the Deductible after premium, including Supplemental Premium associated with the expenses, has been paid and satisfactory proof of loss is provided to the Company as described in the Claim Procedures. Benefits will not exceed:

(1)	the Per Occurrence Limit for Covered Health Care Expenses incurred by the same Insured Employee or Dependent as a result of any one Occurrence of a diagnosis, condition, illness or injury, period of confinement, course of treatment, or same or related procedure during any calendar year; and

(2)	the Maximum Health Care Benefit for Covered Health Care Expenses incurred by the Insured Employee and any Dependents combined during any calendar year.

The Per Occurrence Limit and Maximum Health Care Benefit are shown on the Schedule of Benefits. Occurrence is defined in the DEFINITIONS.

We will not pay for any Covered Health Care Expenses that are excluded or limited under the Exclusions and Limitations.

COVERED HEALTH CARE EXPENSES. Covered Health Care Expenses, as defined in the DEFINITIONS, are reasonable expenses for necessary health care in excess of the Deductible, which may include (but are not limited to):

(1)	hospital, medical and surgical services to diagnose or treat an illness or injury;

(2)	routine physical exams, routine laboratory tests and preventive inoculations;

(3)	dental work, prescription drugs and medical equipment;

(4)	the fitting and cost of hearing aids, eyeglasses and contact lenses; and

(5)	transportation that is primarily for and essential to health care.

GL92 04 HC	15

EXCLUSIONS AND LIMITATIONS

Covered Health Care Expenses do not include charges:

(1)	for services or supplies which:

(a)	are not recommended, approved or certified as medically necessary by a Physician;

(b)	are provided by a Physician or other health care practitioner who is the Insured Employee, his or her spouse, parent, child or sibling; or anyone related to the Insured Employee’s spouse by the same degree; or

(c)	are beyond the scope of the Physician’s, health care practitioner’s or facility’s license; or are illegal where they were provided.

(2)	for any cosmetic procedure, cosmetic dental procedure, or drug or medicine prescribed for cosmetic use; except to restore function or repair a disfigurement resulting from:

(a)	a congenital birth defect; or

(b)	an injury, disease or its surgical treatment (such as reconstruction after removal of a malignancy),

Cosmetic procedures include (but are not limited to):

(a)	face lifts, dermabrasion, chemical peels and collagen injections;

(b)	blepharoplasty, rhinoplasty, or otoplasty;

(c)	liposuction, breast augmentation or reduction; and

(d)	hair transplants, laser hair removal and electrolysis.

Cosmetic dental procedures include (but are not limited to) tooth bleaching, veneers, facings on crowns or pontics distal to the second bicuspid, and characterization of dentures.

Drugs or medicines prescribed for cosmetic use include (but are not limited to) wrinkle treatments and hair growth stimulants.

(3)	for the following services or expenses, whether or not they are prescribed or recommended by a Physician:

(a)	weight loss programs or medications when provided for general health;

(b)	personal trainers, fitness programs or exercise classes;

(c)	nonprescription drugs or medicines (except insulin) when purchased for general health, rather than to alleviate or treat a specific medical condition;

(d)	vitamins, minerals, enzymes, herbal or homeopathic preparations, special foods or dietary supplements; which:

(i)	can be obtained without a Physician’s written prescription; or

(ii)	have an over-the-counter equivalent;

(e)	non-nursing services provided by a personal attendant, companion or housekeeper;

(f)	travel, lodging or meals while vacationing at a health spa, resort, camp or retreat;

(g)	health club, athletic association or country club membership or dues; or

(h)	any other service or expense not defined as medical care by Section 213 of the U.S. Internal Revenue Code, as amended.

(4)	massage therapy, hydrotherapy, or steam baths; when provided for general health or to relieve discomfort, rather than to alleviate or treat a specific medical condition.

GL92 04 EX	16

EXCLUSIONS AND LIMITATIONS

(continued)

(5)	for modification of the Insured Employee’s or Dependent’s home, yard, motor vehicle or workplace; or the purchase or rental of equipment, such as:

(a)	an air conditioner, humidifier or purifier;

(b)	exercise, sports or motorized transportation equipment;

(c)	a ramp, lift, escalator or elevator; or

(d)	a sun or heat lamp, whirlpool bath, hot tub, sauna or swimming pool.

(6)	for transportation which is not primarily for and essential to health care.

(7)	for premiums, contributions, or fees an Insured Employee or Dependent pays for insurance, including but not limited to the cost of:

(a)	any disability income insurance;

(b)	any accidental death and dismemberment insurance; or

(c)	any health care plan.

(8)	for health care treatment provided by a health care facility or practitioner which:

(a)	does not charge the Insured Employee or Dependent for the services; or

(b)	does not normally charge for such services in the absence of insurance; or

(c)	is not the Insured Employee’s or Dependent’s legal obligation to pay.

(9)	for services which are provided by or reimbursable under Worker’s Compensation, Medicare or any other government program (except Medicaid).

(10)	in connection with any sickness contracted or injury sustained:

(a)	during active duty or training in the armed forces, Reserves or National Guard of any state or country; or

(b)	as a result of war, whether declared or undeclared; or any act of war.

(11)	which are in excess of a reasonable charge for that service.

(12)	for the harvesting and storage of umbilical cord blood; except where the umbilical cord blood will be used within one month of harvesting to meet an immediate family medical need.

GL92 04 EX	17

ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE

DEATH OR DISMEMBERMENT BENEFIT. The Company will pay the benefit listed below, if:

(1)	an Insured Employee sustains an Accidental bodily injury while insured under the Policy; and

(2)	that Injury directly causes one of the following Covered Losses within 365 days after the date of the Accident.

The loss must result directly from the injury and from no other causes.

TABLE OF COVERED LOSSES	BENEFIT
Loss of Life Loss of One Member (Hand, Foot or Eye) Loss of Two or More Members Loss of Thumb and Index Finger	Principal Sum 1/2 Principal Sum Principal Sum 1/4 Principal Sum

The Principal Sum is shown in the Schedule of Insurance. If an Insured Employee sustains more than one loss resulting from the same Accident, the benefit will be the one largest amount listed. Benefits will not exceed the Principal Sum for all of his or her losses combined.

TO WHOM PAYABLE. Benefits for the Insured Employee’s loss of life will be paid in accord with the Beneficiary section. Any other benefits will be paid to the Insured Employee.

EXCLUSIONS. Accidental Death and Dismemberment Insurance benefits will not be paid for any loss if the loss resulted, directly or indirectly, from or was in any degree caused by:

(1)	intentional self-inflicted injury or self-destruction, or any attempt thereof; suicide or suicide attempt, whether sane or insane;

(2)	disease, physical or mental infirmity, Sickness, or medical or surgical treatment of these;

(3)	participation in, the commission of, or attempt to commit a felony;

(4)	war or any act of war, declared or undeclared; or participation in a riot or insurrection;

(5)	duty as a member of any military, including Reserves or National Guard;

(6)	travel or flight in or on any Aircraft; except as a fare-paying passenger on a regularly scheduled commercial flight;

(7)	deliberate use of drugs, poison, gas or fumes, whether by ingestion, injection, inhalation or absorption, except when administered within the therapeutic levels and dosage prescribed by a licensed Physician for the Insured Employee;

(8)	the Insured Employee having a blood alcohol level of .10 grams of alcohol or more per 100 milliliters of blood.

DEFINITIONS.

ACCIDENT or ACCIDENTAL refers to an event or Occurrence that was not reasonably foreseeable, or that could not have been reasonably expected or anticipated.

AIRCRAFT means any device used for aerial navigation, including but not limited to, airplanes, helicopters, balloons, gliders, parachutes, hang gliders and parasails.

LOSS OF A MEMBER means Loss of Hand or Foot, or Loss of an Eye.

LOSS OF HAND OR FOOT means complete severance through or above the wrist or ankle joint. (In South Carolina, “Loss of Hand” can also mean the loss of four whole fingers from one hand.)

LOSS OF AN EYE means total and irrevocable loss of sight in that eye.

LOSS OF THUMB AND INDEX FINGER means severance of the thumb and index finger of the same hand, through or above the joint closest to the wrist. (In California, it can also mean loss by complete severance of at least one whole phalanx of each.)

GL92 04 ADD	18

ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE

(continued)

SICKNESS includes:

(1)	illness;

(2)	pregnancy; or

(3)	infection, except when the infection is due to an Accidental cut or wound.

GL92 04 ADD	19

CLAIM PROCEDURES

HEALTH CARE EXPENSE REIMBURSEMENT CLAIMS.

Notice and Proof of Claim. For Health Care Expense Reimbursement claims, the Insured Employee is not required to send a written notice of claim or a request for claims forms to the Company. Instead, the Insured Employee may submit proof of any Covered Health Care Expenses to the Participating Employer on forms furnished by the Participating Employer. This may be done:

(1)	at any time during the calendar year in which such expenses are incurred; or

(2)	within 90 days after the close of that calendar year, or as soon as reasonably possible after that.*

The Participating Employer will then:

(1)	verify any amounts paid or payable for such Covered Health Care Expenses under the Base Medical Plan; and

(2)	submit the verified claims to the Company at least monthly.

* Exception For Late Notice or Proof of Claim. Failure to give notice or furnish proof of claim within the required time period will not invalidate or reduce the claim solely for this reason; if it is shown that it was done:

(1)	as soon as reasonably possible; and

(2)	in no event more than one year after it was required.

These time limits will not apply while the claimant lacks legal capacity.

Time of Payment of Claim. Any Health Care Expense Reimbursement claims will be approved and paid as soon as:

(1)	the Company receives satisfactory written proof of loss; and

(2)	premium, including Supplemental Premium associated with the expenses, has been paid on the Insured Employee’s behalf.

The Company’s deferral of payment of a health care expense reimbursement claim until the required Supplemental Premium associated with the expenses is received will not be considered a late payment of a claim and interest will not be payable while such premium payment is pending.

ACCIDENTAL DEATH OR DISMEMBERMENT CLAIMS.

Notice of Claim. Written notice of an accidental death or dismemberment claim must be given:

(1)	within 20 days after the loss occurs;

(2)	or as soon as reasonably possible after that.*

The notice must be sent to the Company’s Home Office. It should include the Insured Employee’s name and address, and the number of the Policy.

Claim Forms. When notice of claim is received, the Company will send claim forms for filing the required proof. If the Company does not send the forms within 15 days; then the Insured Employee or Beneficiary (the claimant) may send the Company written proof of claim in a letter. It should state the nature, date and cause of the loss.

Proof of Claim. For an accidental death or dismemberment claim, the Company must be given written proof of loss within 90 days after the date of the loss; or as soon as reasonably possible after that.*

Proof of claim must be provided at the claimant’s own expense. It must show the nature, date and cause of the loss. In addition to the information requested on the claim form, documentation must include:

(1)	A certified copy of the death certificate, for proof of death.

(2)	A copy of any police report, for proof of accidental death or dismemberment.

(3)	A signed authorization for the Company to obtain more information.

(4)	Any other items the Company may reasonably require in support of the claim.

GL92 04 CP	20

CLAIM PROCEDURES

(continued)

* Exception For Late Notice or Proof of Claim. Failure to give notice or furnish proof of claim within the required time period will not invalidate or reduce the claim solely for this reason; if it is shown that it was done:

(1)	as soon as reasonably possible; and

(2)	in no event more than one year after it was required.

These time limits will not apply while the claimant lacks legal capacity.

Time Of Payment Of Claims. Any accidental death or dismemberment benefits payable under die Policy will be paid immediately after the Company receives complete proof of claim and confirms liability.

Examination Or Autopsy. The Company may have the Insured Employee examined:

(1)	by a Physician or specialist of the Company’s choice;

(2)	as often as reasonably required while a claim or appeal is pending.

Any such exam will be at the Company’s expense.

The Company may determine that (in its opinion) the Insured Employee has, without Good Cause:

(1)	failed to cooperate with an examiner;

(2)	failed to take an exam; or

(3)	postponed such an exam more than twice.

In that event, benefits may be denied or suspended, until the required exam is completed. As used in this provision, “Good Cause” means completing the exam would seriously jeopardize the Insured Employee’s life or health. Good Cause does not exist solely because completing the exam would cause fatigue, stress or discomfort; require transportation or child care arrangements; or conflict with personal business, family or social engagements.

In case of a claim for death benefits, the Company may also have an autopsy done, where it is not forbidden by law. Any such autopsy will be at the Company’s expense.

TO WHOM PAYABLE

Health Care Expense Reimbursement or Dismemberment. Health Care Expense Reimbursement Benefits and Dismemberment Benefits will be paid to the Insured Employee.

Death. Any benefits payable for the Insured Employee’s death will be paid in accordance with the Beneficiary and Facility of Payment sections of die Policy.

NOTICE OF CLAIM DECISION. The Company will send the claimant a written notice of its claim decision. If the Company denies any part of the claim; then the written notice will explain:

(1)	the reason for the denial, under the terms of the Policy and any internal guidelines;

(2)	how the claimant may request a review of the Company’s decision; and

(3)	whether more information is needed to support the claim.

The Company will send this notice within 15 days after making its claim decision. If reasonably possible, the Company will send it within:

(1)	30 days after receiving the first proof of a health care expense reimbursement claim; or

(2)	30 days after receiving the first proof of an accidental death or dismemberment claim.

Delay Notice. The Company may need more time to process a claim, due to matters beyond its control. If so, an extension will be permitted. In that event, the Company will send the claimant a written delay notice:

(1)	by the 15th day after receiving the first proof of claim; and

(2)	every 30 days after that, until the claim determination is made.

GL92 04 CP	21

CLAIM PROCEDURES

(continued)

The notice will explain:

(1)	the special circumstances which require the delay; and

(2)	when a decision can be expected.

In any event, the Company must send written notice of its decision within:

(1)	45 days after receiving the first proof of a health care expense reimbursement claim; or

(2)	45 days after receiving the first proof of an accidental death or dismemberment claim.

If the Company fails to do so; then there is a right to an immediate review, as if the claim was denied.

Exception: The Company may need more information from the claimant to process a claim. If so, it must be supplied within 45 days after the Company requests it. The resulting delay will not count towards the above time limits for claim processing.

REVIEW PROCEDURE. The claimant may request a claim review, within:

(1)	180 days after receiving a denial notice of a health care expense reimbursement claim; or

(2)	60 days after receiving a denial notice of an accidental death or dismemberment claim.

To request a review, the claimant must send the Company a written request, and any written comments or other items to support the claim. The claimant may review certain non-privileged information relating to the request for review.

Notice of Decision. The Company will review the claim and send the claimant a written notice of its decision. The notice will explain the reasons for the Company’s decision, under the terms of the Policy and any internal guidelines. If the Company upholds the denial of all or part of the claim; then the notice will also describe:

(1)	any further appeal procedures available under the Policy;

(2)	the right to access relevant claim information; and

(3)	the right to request a state insurance department review, or to bring legal action.

The notice will be sent within:

(1)	30 days after the Company receives the request for review of a health care expense reimbursement claim; or

(2)	30 days after the Company receives the request for review of an accidental death or dismemberment claim.

Delay Notice. If the Company needs more time to process an accidental death and dismemberment appeal, in a special case; then it will send the claimant a written delay notice, by the 30th day after receiving the request for review. The notice will explain:

(1)	the special circumstances which require the delay;

(2)	whether more information is needed to review the claim; and

(3)	when a decision can be expected.

Exception: The Company may need more information from the claimant to process an appeal. If so, it must be supplied within 45 days after the Company requests it. The resulting delay will not count towards the above time limits for appeal processing.

GL92 04 CP	22

CLAIM PROCEDURES

(continued)

Claims Subject to ERISA (Employee Retirement Income Security Act of 1974). Before bringing a civil legal action under the federal labor law known as ERISA, an employee benefit plan participant or beneficiary must exhaust available administrative remedies. Under the Policy, the plan participant or beneficiary must first seek two administrative reviews of the adverse claim decision, in accord with this section. After the required reviews:

(1)	an ERISA plan participant or beneficiary may bring legal action under Section 502(a) of ERISA; and

(2)	the Company will waive any right to assert that he or she failed to exhaust administrative remedies.

RIGHT OF RECOVERY. If benefits have been overpaid on any claim; then full reimbursement to the Company is required within 60 days. If reimbursement is not made; then the Company has the right to recover such overpayments from the Covered Person or his or her estate.

The Company may also have the right to reduce future benefits, until full reimbursement is made. To do so, the Company must:

(1)	document that benefits have been overpaid under the terms of the Policy, due to:

(a)	a claim processing error;

(b)	the claimant’s receipt of benefits or services under another plan; or

(c)	the claimant’s representations or nondisclosures;

and not due to a reasonable dispute of the facts or a mistake of law;

(2)	promptly notify the claimant of the overpayment, its nature and amount, within:

(a)	15 days after confirming the error, if made due to the claimant’s representations or nondisclosures; or

(b)	6 months after the date of the overpayment, if made for some other reason;

(3)	secure the Covered Person’s written consent to reduce future benefits; and

(4)	receive the claim used to adjust the first overpayment within 3 years after the draft was issued.

LEGAL ACTIONS. No legal action to recover any benefits may be brought until 60 days after the required written proof of claim has been given. No such legal action may be brought more man three years after the date written proof of claim is required.

COMPANY’S DISCRETIONARY AUTHORITY. Except for the functions that the Policy clearly reserves to the Group Policy-holder or Participating Employer, the Company has the authority to manage the Policy, interpret its provisions, administer claims and resolve questions arising under it. The Company’s authority includes (but is not limited to) the right to:

(1)	establish administrative procedures, determine eligibility and resolve claim questions;

(2)	determine what information the Company reasonably requires to make such decisions; and

(3)	resolve all matters when an internal claim review is requested.

Any decision the Company makes, in the exercise of its authority, shall be conclusive; subject to the claimant’s or Beneficiary’s rights to request a state insurance department review; or to bring legal action. This provision does not apply to residents of California.

GL92 04 CP	23

BENEFICIARY

PAYMENTS TO BENEFICIARY. At the death of an Insured Employee, any amount payable as a result of his or her death will be paid to the named Beneficiary who survives the Insured Employee. If no named Beneficiary survives the Insured Employee, payment will be made:

(1)	to the Insured Employee’s estate; or

(2)	in accord with the Facility of Payment section.

The right of a Beneficiary to receive any such amount is subject to the Facility of Payment section of the Policy.

If the Insured Employee’s Beneficiary dies:

(1)	within 15 days of the Insured Employee’s death; and

(2)	before the Company receives satisfactory proof of the Insured Employee’s death;

payment will be made as if the Insured Employee had survived the Beneficiary; unless the other provisions have been made.

NAMING THE BENEFICIARY. An Insured Employee’s Beneficiary will be as shown on his or her enrollment form; unless changed. If the Policy replaces a group policy providing similar coverages; then an Insured Employee’s Beneficiary named under the prior policy will be the Beneficiary under the Policy, until changed.

CHANGING THE BENEFICIARY. Only the Insured Employee (or his or her assignee) may change the Beneficiary. A new Beneficiary may be named by filing a written notice of the change with the Company at its Home Office. The change will be effective as of the date it was signed; subject to any action taken by the Company before it received notice of the change.

FACILITY OF PAYMENT

If any benefit under the Policy becomes payable to an Insured Employee’s estate, a minor, or any person who (in the Company’s opinion) is not competent to give a valid release; then the Company, at its option, may make payment to any one or more of the following:

(1)	a person who has assumed the care and support of the Insured Employee or Beneficiary;

(2)	a person who has incurred expense as a result of the Insured Employee’s last illness or death;

(3)	the persona] representative of the Insured Employee’s estate; or

(4)	any person related by blood or marriage to the Insured Employee.

No payment made as provided above may exceed $1,000; or the amount permitted by state law, if less. A payment made in good faith under this Section will discharge the Company to the extent of that payment. Any unpaid balance will be paid to the Insured Employee’s estate; or to the Insured Employee’s Beneficiary upon attaining the age of majority; or becoming competent to give a valid release.

GL92 04 BENE	24